Exhibit 99.1

CONTACT:	Tony Rossi Financial Profiles 310-478-2700 x13 trossi@finprofiles.com
IGO REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
SCOTTSDALE, Ariz., November 3, 2011 — iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the third quarter ending September 30, 2011.
Revenue was $9.7 million for the third quarter of 2011, compared with $12.2 million in the same period of the prior year. Sales of power products declined $4.3 million to $7.5 million for the third quarter of 2011, compared to $11.8 million for the third quarter of 2010. This decline was partially offset by $1.8 million in sales of the new audio and rechargeable alkaline battery lines.
Net loss was $2.2 million, or ($0.07) per share, in the third quarter of 2011, compared with net income of $51,000, or $0.00 per share, in the same quarter of the prior year. The reduction in profitability is primarily due to a lower level of sales of power products and lower gross margins in the retail channel.
The Company had $14.2 million in cash, cash equivalents, and short-term investments, $15.3 million in working capital (excluding cash, cash equivalents and short-term investments), and no debt as of September 30, 2011.
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “Our third quarter results reflect the increasing competition we are seeing in the power product market, which is having a negative impact on both sales and margins. As our sales mix moves more towards our new audio and rechargeable alkaline battery lines, we should be able to better offset these competitive pressures. The development of the iGo Green® technology chip remains on schedule to be completed in the first quarter of 2012, which we believe could provide a higher margin revenue stream that will improve our overall financial results.”
About iGo, Inc.
iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.
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iGo, Inc.

iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the expectations that competitive pressures will ease as audio products and rechargeable alkaline batteries become a larger percentage of the Company’s sales mix; the development of the iGo Green technology chip will be completed in the first quarter of 2012; and the iGo Green technology chip could provide a higher margin revenue stream that will improve the Company’s financial results. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, our dependence on large purchases from significant customers, namely Walmart; our ability to expand and diversify our customer base; our reliance upon Walmart, as well as other distributors and resellers; our ability to expand our revenue base and develop new products and product enhancements; the sufficiency of our revenue to absorb expenses; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; increased focus of consumer electronics retailers on their own private label brands; decreasing sales prices on our products over their sales cycles; our ability to expand our revenue base and develop new products and product enhancements; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; our ability to manage our anticipated growth; our ability to manage our inventory levels; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGo, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net revenue	$9,666	$12,220	$29,725	$30,137

Gross profit	2,124	4,039	7,783	10,003

Selling, engineering and administrative expenses	4,375	4,368	13,734	11,904

Loss from operations	(2,251)	(329)	(5,951)	(1,901)
Interest income (expense), net	13	52	55	147
Other income (expense), net	7	93	87	1,938

Income (loss) before income tax benefit	(2,231)	(184)	(5,809)	184
Income tax benefit	—	235	—	235

Net income (loss)	$(2,231)	$51	$(5,809)	$419

Net income (loss) per share:
Basic	$(0.07)	$0.00	$(0.17)	$0.01
Diluted	$(0.07)	$0.00	$(0.17)	$0.01

Weighted average common shares outstanding:
Basic	33,566	32,885	33,441	32,731
Diluted	33,566	34,777	33,441	34,623

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	September 30,	December 31,
	2011	2010

ASSETS

Cash and cash equivalents	$7,291	$9,942
Short-term investments	6,919	14,532
Accounts receivable, net	6,703	8,620
Inventories	12,857	10,307
Prepaid expenses and other current assets	390	460

Total current assets	34,160	43,861
Other assets, net	7,761	6,312

Total assets	$41,921	$50,173

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$3,904	$6,037
Deferred revenue	752	1,838

Total liabilities	4,656	7,875

Total stockholders’ equity	37,265	42,298

Total liabilities and equity	$41,921	$50,173

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